 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 22, 2010

INSMED INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)
Virginia
(State or Other Jurisdiction of Incorporation)

0-30739	54-1972729
(Commission File Number)	(IRS Employer Identification No.)

8720 Stony Point Parkway, Suite 200, Richmond, Virginia	23235
(Address of Principal Executive Offices)	(Zip Code)

(804) 565-3000
(Registrant’s Telephone Number, Including Area Code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.                      Other Events

Effective March 22, 2010, Insmed Incorporated (“Insmed,” “our,” “we,” “us”) appointed Nicholas LaBella Jr., age 54, as our Chief Scientific Officer. Since 2004, Mr. LaBella had been Vice President of Development and Regulatory Affairs at Cardiokine Inc., a privately held specialty pharmaceuticals company.

In connection with the commencement of his employment, Mr. LaBella received 100,000 restricted shares of our common stock with 50% of this restricted stock vesting on September 22, 2010 and the balance of the restricted stock vesting on March 22, 2011. All vesting is contingent on Mr. LaBella’s continuous employment with us.  Mr. LaBella will receive an annual base salary of $275,000 and will be eligible for a discretionary bonus up to 35% of his annual salary.

We will enter into a change of control agreement with Mr. LaBella, which provides for additional benefits in the event that his employment with us is terminated in connection with a change in control of Insmed. A copy of the Press Release announcing that Mr. LaBella has joined Insmed is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01.        Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.                              Description

99.1	Press release issued by Insmed Incorporated on March 22, 2010.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insmed Incorporated

Date: March 22, 2010
By: /s/ Kevin P. Tully
Name: Kevin P. Tully C.G.A.
Title: Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                                Description

99.1	Press Release issued by Insmed Incorporated on March 22, 2010